Exhibit 99.1

For Immediate Release:  March 31, 2006
Contact:   Paul Sunu, Chief Financial Officer at (919) 563-8222 or
           Rick Whitener, Vice President and Treasurer at (919) 563-8374

Bond Ticker: MADRIV
March 31, 2006
Mebane, North Carolina

           MADISON RIVER COMMUNICATIONS ANNOUNCES CONFERENCE CALL
            TO DISCUSS 2005 FOURTH QUARTER AND YEAR-END RESULTS


Mebane, North Carolina - March 31, 2006 - The Company announced today that it will be conducting a conference call to report its 2005 fourth quarter and year-end financial and operating results on Thursday, April 6, 2006 at 11:00
AM Eastern Daylight Time.   Those interested in listening to the call are
invited to access the call via a webcast that can be linked to from the Company's website at www.madisonriver.net.

The Company also announced that it has filed its 2005 Annual Report on Form 10-K and its amended quarterly reports on Form 10-Q/A for the first, second and third quarters of 2005 with the Securities and Exchange Commission. As reported previously by the Company on Form 8-K, the Company restated certain of its financial statements for prior periods. The filings can be accessed by going to the Company's website or at the Securities and Exchange Commission's website at www.sec.gov.















     Madison River Capital, LLC operates as Madison River Communications and is a wholly owned subsidiary of Madison River Telephone Company, LLC. Madison River Communications operates and enhances rural telephone companies and uses advanced technology to provide competitive communications services in its edge-out markets. Madison River Telephone Company, LLC is owned by affiliates of Madison Dearborn Partners Inc., Goldman, Sachs & Co. and Providence Equity Partners, the former shareholders of Coastal Utilities, Inc. and members of management.